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                                                                                                                        EXHIBIT 11
                                              SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
                                       Computation of  Net Earnings (Loss) Per Common Share (Unaudited)
                                                     (In thousands, except per share data)

                                                            Three Periods Ended                      Six Periods Ended
                                                      ------------------------------------    --------------------------------------

                                                         June 30               July 2            June 30                July 2
                                                           1996                 1995               1996                  1995
                                                      ---------------       --------------    ---------------       ----------------

Primary
- -------
Net earnings (loss)                                          ($1,822)                $849           ($26,537)              ($22,160)
                                                      ===============       ==============    ===============       ================

Shares:
  Weighted average common shares outstanding                  99,201               99,125             99,192                 98,982

  Weighted average shares of restricted
    stock outstanding                                            524                  528                522                    715

  Additional shares assuming exercise of stock options         1,802                1,379              1,719                  1,377
                                                      ---------------       --------------    ---------------       ----------------
  Weighted average common shares and common
    share equivalents outstanding - primary                  101,527              101,032            101,433                101,074
                                                      ===============       ==============    ===============       ================
Primary net earnings (loss) per common share                  ($0.02)               $0.01             ($0.26)                ($0.22)
                                                      ===============       ==============    ===============       ================



Assuming Full Dilution
- ----------------------
Net earnings (loss)                                          ($1,822)                $849           ($26,537)              ($22,160)
                                                      ===============       ==============    ===============       ================

Shares:
  Weighted average common shares outstanding                  99,201               99,125             99,192                 98,982

  Weighted average shares of restricted
    stock outstanding                                            524                  528                522                    715

  Additional shares assuming exercise of stock options         1,848                1,414              1,753                  1,405
                                                      ---------------       --------------    ---------------       ----------------
  Weighted average common shares and common
    share equivalents outstanding - fully diluted            101,573              101,067            101,467                101,102
                                                      ===============       ==============    ===============       ================
Fully diluted net earnings (loss) per common share            ($0.02)               $0.01             ($0.26)                ($0.22)
                                                      ===============       ==============    ===============       ================

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